SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): September 19, 2006
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
469 North Harrison Street, Princeton, New Jersey (Address of Principal Executive Offices)	08543 (Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENRTY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 19, 2006, Church & Dwight Co., Inc. (the "Company") entered into a Change in Control and Severance Agreement (the "Agreement") with Matthew T. Farrell, Vice President Finance and Chief Financial Officer. The terms of such Agreement are summarized below.

The Agreement provides for severance benefits if Mr. Farrell's employment is terminated under certain defined circumstances within a two (2) year period following a change in control ("CIC Termination"). As defined in the Agreement, a change in control shall have occurred if (i) a person becomes the beneficial owner of 50% or more of the common stock of the Company, (ii) stockholders of the Company approve a merger or other business combination or a sale of all or substantially all of the assets of the Company or (iii) there occurs a change in the majority of the members of the Company's Board of Directors not approved by members of the Board prior to such change. Such circumstances include termination of Mr. Farrell's employment for "good reason" or "without cause," as defined in the Agreement. Severance benefits for Mr. Farrell in the event of a CIC Termination include: (i) a payment equal to two (2) times the sum of (a) Mr. Farrell's annual base salary, as defined in the Agreement and (b) Mr. Farrell's target bonus amount for the year in which the CIC Termination occurs, payable in a lump sum on the date that is six months following Mr. Farrell's CIC Termination; (ii) a payment equal to Mr. Farrell's target bonus payment under the Company's management incentive plan multiplied by a fraction, the numerator of which is the number of days that have elapsed in the year of Mr. Farrell's CIC Termination and the denominator of which is 365, payable in a lump sum on the date that is six (6) months following Mr. Farrell's CIC Termination; and (iii) continuation, for a twenty-four (24) month period following Mr. Farrell's CIC Termination, of group term life insurance for Mr. Farrell, and, if elected by Mr. Farrell, group medical and dental coverage for himself and his covered dependents.

The Agreement also provides for severance benefits if Mr. Farrell's employment is terminated under certain defined circumstances not in connection with a change in control ("Non-CIC Termination"). Such circumstances include termination for "good reason" or "without cause," as defined in the Agreement. Severance benefits for Mr. Farrell in the case of a Non-CIC Termination include: (i) a payment equal to one (1) times Mr. Farrell's annual base salary, as defined in the Agreement, to be paid 50% on the date that is six (6) months following Mr. Farrell's Non-CIC Termination, and the remaining 50% to be paid in six substantially equal monthly installments; (ii) a payment equal to Mr. Farrell's target bonus payment under the Company's management incentive plan multiplied by a fraction, the numerator of which is the number of days that have elapsed in the year of Mr. Farrell's Non-CIC Termination and the denominator of which is 365, payable in a lump sum on the date that is six (6) months following Mr. Farrell's Non-CIC Termination; and (iii) continuation, for a twelve (12) month period following Mr. Farrell's Non-CIC Termination, of group term life insurance for Mr. Farrell, and, if elected by Mr. Farrell, group medical and dental coverage for the himself and his covered dependents.

The Agreement also contains customary provisions regarding confidentiality, non-disparagement, and non-competition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.
Date:	September 25, 2006	By:	/s/ JAMES R. CRAIGIE
Name: James R. Craigie Title: President and Chief Executive Officer